UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2009

ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Tower Parkway Lincolnshire, IL 60069		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 541-9500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

Indenture and Senior Secured Notes due 2015

On September 30, 2009, ACCO Brands Corporation (the “Company”) issued $460 million aggregate principal amount of its 10.625% senior secured notes due March 15, 2015 (the “Notes”) pursuant to an indenture, dated as of September 30, 2009, among the Company, the guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Indenture”).  The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside of the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Notes are guaranteed by the Guarantors on a senior secured basis and are secured on a first-priority basis by a lien on substantially all of the Company’s and Guarantors’ present and future assets (other than receivables and inventory and their related general intangibles, certain other assets, and substitutions, products and proceeds thereof), including equipment, certain owned and leased real property interests, trade names and certain other intellectual property, certain intercompany receivables and all present and future equity interests of each of the Company’s and Guarantors’ directly owned domestic subsidiaries and up to 65% of the present and future equity interests of certain of the Company’s and the Guarantors’ directly owned foreign subsidiaries, in each case subject to certain exceptions and customary permitted liens.  The Notes and the related guarantees (the “Guarantees”) also are secured on a second-priority basis by a lien on the assets that secure the Company’s and the Guarantors’ obligations under the Company’s new asset-based multi-currency credit facility described below, including accounts receivable, inventory and the other assets identified as excluded first-lien assets above.

Pursuant to the Indenture, the Company will pay interest on the Notes semiannually on March 15 and September 15 of each year, beginning on March 15, 2010, at a rate of 10.625% per year.  On or after September 15, 2012, the Company may redeem all or a part of the Notes at the redemption prices set forth in the Indenture, plus accrued and unpaid interest and additional interest, if any, to the applicable redemption date.  On or prior to September 15, 2012, the Company may also redeem up to 35% of the aggregate principal amount of Notes, using the proceeds of certain qualified equity offerings at a redemption price of 110.625% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the applicable redemption date.

The Indenture contains covenants that limit the Company’s (and certain of its restricted subsidiaries’) ability to, among other things: (i) incur additional indebtedness or issue disqualified stock or, in the case of the Company’s restricted subsidiaries, preferred stock; (ii) create liens; (iii) pay dividends, make certain investments or make other restricted payments; (iv) sell assets; (v) enter into transactions with affiliates; and (vi) allow limitations on any restricted subsidiary’s ability to pay dividends, loans, or assets to the Company or other restricted subsidiaries.  These covenants are subject to a number of important limitations and exceptions. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, and accrued but unpaid interest on all the then outstanding Notes to be immediately due and payable.

In connection with the issuance of the Notes, the Company and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) dated as of September 30, 2009 with the initial purchasers of the Notes named therein.  Subject to the terms of the Registration Rights Agreement, the Company and the Guarantors must use their commercially reasonable efforts to register with the Securities and Exchange Commission notes and related guarantees (the “Exchange Securities”) with substantially identical terms to the Notes and the Guarantees and effect an offer to exchange the

Notes and the Guarantees for the Exchange Securities (the “Exchange”).  The Company is obligated to file a registration statement, have it declared effective and consummate the Exchange within the time periods specified in the Registration Rights Agreement.  If these deadlines are not met, the Company will be subject to penalty interest on the Notes until the applicable condition has been satisfied.

Syndicated Facility Agreement – ABL Revolving Facility

On September 30, 2009, the Company and certain direct and indirect subsidiaries of the Company entered into a four-year $175 million asset-based multicurrency revolving credit facility, including a $40 million sub-limit for letters of credit (the “ABL Facility”), on the terms and conditions of that certain Syndicated Facility Agreement – ABL Revolving Facility (the “Credit Agreement”) with Deutsche Bank AG New York Branch, as administrative agent for the secured parties and a co-collateral agent, Bank of America, N.A., and General Electric Capital Corporation, and the other agents and lenders named therein.  Subject to certain terms and conditions, the ABL Facility may be increased by $50 million during its term to up to $225 million.  The Company’s initial draw under the ABL Facility consisted of approximately $10 million, ₤2 million and €2 million.

The Company’s obligations under the Credit Agreement are guaranteed by the same subsidiaries that issued Guarantees in respect of the Notes together with certain of the Company’s direct and indirect foreign subsidiaries and are secured on a first-priority basis by a lien on substantially all of the Company’s and such guarantors’ accounts receivable, inventory and the other assets identified as excluded first-lien assets above with respect to the Notes.

Borrowings under the revolver commitment of the ABL Facility bear interest at an annual LIBOR rate (or foreign equivalent) plus 375 to 425 basis points (“bps”), depending on usage and subject to an annual LIBOR rate (or foreign equivalent) floor of 1.5%, or an established base rate plus 275 to 325 bps, depending on usage and subject to an annual base rate floor of 2.5%.  The Credit Agreement provides for an unused line fee, payable quarterly in arrears, that is charged at an annual minimum rate of 50 bps to a maximum annual rate of 100 bps, depending on the amount of borrowings under the Credit Agreement.  The Company will pay a fee equal to the applicable LIBOR margin on the outstanding stated amount of standby and trade letters-of-credit as well as a facing fee as determined with each issuing lender for each standby letter-of-credit and trade letter-of-credit.

The Credit Agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s ability, and the ability of the Company’s subsidiaries, to: (i) sell assets and property; (ii) incur additional indebtedness; (iii) create liens on assets; (iv) make investments, loans, guarantees or advances; (v) issue certain equity interests; (vi) engage in mergers or consolidations; (vii) enter into sale-and-leaseback transactions; (viii) engage in certain transactions with affiliates; (ix) amend certain material agreements governing the Company’s indebtedness, including the Notes; (x) make capital expenditures; (xi) form new subsidiaries; (xii) enter into negative pledges; (xiii) designate any debt as senior debt (other than the ABL Facility and the Notes); (xiv) amend the Company’s organizational documents; (xv) change the Company’s fiscal year or fiscal quarters; (xvi) change the business conducted by the Company and the Company’s subsidiaries; and (xvii) enter into arrangements that restrict dividends from subsidiaries.

The Credit Agreement also contains certain customary affirmative covenants and events of default.  In addition, acquisitions, dividends and other distributions to, and redemptions and repurchases from, equity holders, and prepaying, redeeming or repurchasing debt are subject to restrictions depending upon the Company’s borrowing availability and compliance with certain covenants.

The foregoing summary of the Indenture, the Registration Rights Agreement and the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Indenture,

the Registration Rights Agreement and the Credit Agreement attached hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 10.1, respectively, and incorporated herein.

Certain Collateral and Security Documents

On September 30, 2009, in connection with the Notes and ABL Facility, the Company and certain of its direct and indirect subsidiaries entered into various collateral, pledge and security documents granting security interests in the collateral described above to, as applicable, U.S. Bank National Association, as collateral trustee (the “Collateral Trustee”) for the benefit of the holders of the Notes, and Deutsche Bank AG New York Branch, as collateral agent (the “ABL Collateral Agent”) for the benefit of the lenders and secured parties under the ABL Facility.

The Company and the Guarantors entered into a collateral trust agreement, dated as of September 30, 2009 (the “Collateral Trust Agreement”), with U.S. Bank National Association, as trustee under the Indenture and as Collateral Trustee, which sets forth the terms on which the Collateral Trustee receives, holds, administers, maintains, enforces and distributes the proceeds of all liens on all collateral owned by the Company or any Guarantor for the benefit of all present and future holders of Priority Lien Obligations (as defined in the Indenture and including obligations under the Notes) and all future holders of Subordinated Lien Obligations (as defined in the Indenture).

On September 30, 2009, the Company, certain direct and indirect subsidiaries of the Company, the Collateral Trustee and the ABL Collateral Agent entered into an intercreditor agreement (the “Intercreditor Agreement”), to provide for, among other things, the junior nature of the liens on the ABL Facility collateral securing the Priority Lien Obligations and the junior nature of the liens on the Notes collateral securing the ABL Debt Obligations (as defined in the Intercreditor Agreement).  The Intercreditor Agreement includes certain intercreditor arrangements relating to the rights of the Collateral Trustee in the ABL collateral and the rights of the ABL Collateral Agent in the Notes collateral.  Copies of the Intercreditor Agreement, the Collateral Trust Agreement and certain pledge and security agreements entered into by the Company and the Guarantors with respect to the Notes are filed with this Form 8-K as Exhibits 4.3, 4.4, 4.5 and 4.6 respectively, and incorporated herein.  The foregoing summary of these agreements is qualified in its entirety by reference to the complete text of such agreements filed as exhibits to this Form 8-K.

The Indenture, the Registration Rights Agreement, the Credit Agreement, the Intercreditor Agreement, the Collateral Trust Agreement and the pledge and security agreements related to the Notes have been included to provide the agreed upon terms of the transactions described in this Form 8-K.  Except for their status as contractual documents that establish and govern the legal relations among the parties thereto with respect to the transactions described in this Form 8-K, these agreements are not intended to be a source of factual, business or operational information about the parties.  The representations, warranties and covenants contained in these agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures exchanged between the parties in connection with the transactions contemplated by such agreements.  Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 1.02.  Termination of a Material Definitive Agreement.

Effective as of September 30, 2009, the Company paid all amounts outstanding under, and terminated (other than with respect to certain provisions that expressly survive the termination), that certain credit agreement dated August 17, 2005 by and among the Company, ACCO Nederland Holdings

B.V., ACCO Brands Europe Ltd., the lenders party thereto and Citicorp North America, Inc., as administrative agent, collateral agent and trustee for the lenders.

Effective as of September 30, 2009, the Company paid all amounts outstanding under, and terminated (other than with respect to certain provisions that expressly survive the termination), that certain receivables purchase agreement, dated as of January 9, 2008, among ACCO Brands Receivables Funding LLC, as seller, ACCO Brands USA LLC, as servicer, Gotham Funding Corporation, as purchaser, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as agent, and related facility documents.

Section 2—Financial Information

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please refer to the discussion under Item 1.01 above, which is incorporated under this Item 2.03 by reference.

Section 8—Other Events

Item 8.01.  Other Events.

On September 30, 2009, the Company announced that it had completed its offering of Notes and that it had used a portion of the net proceeds from the sale of the Notes to repurchase approximately $30 million in aggregate principal amount of the Company’s senior subordinated notes due 2015.  A copy of the press release announcing the Company’s completion of its offering of Notes and related use of proceeds is attached as Exhibit 99.1 to this Form 8-K and incorporated herein.

Section 9—Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits

The following exhibits are included with this report:

Exhibit Number	Description of Exhibit
4.1	Indenture, dated as of September 30, 2009, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee.
4.2
Registration Rights Agreement, dated as of September 30, 2009, among the Company, the Guarantors named therein and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Banc of America Securities LLC, BMO Capital Markets Corp., SunTrust Robinson Humphrey, Inc., Barclays Capital Inc., CJS Securities, Inc. and Barrington Research Associates, Inc.

4.3
Intercreditor Agreement, dated as of September 30, 2009 among ACCO Brands Corporation, the other Grantors from time to time party hereto, Deutsche Bank AG New York Branch, as Collateral Agent under the Syndicated Facility Agreement—ABL Revolving Facility, and U.S. Bank National Association, as Collateral Trustee under the Senior Secured Notes Indenture.

Exhibit Number	Description of Exhibit
4.4

Collateral Trust Agreement, dated as of September 30, 2009 among ACCO Brands Corporation, as Issuer, the Guarantors from time to time party hereto, U.S. Bank National Association, as Trustee under the Indenture, the other secured debt representatives from time to time party hereto and U.S. Bank National Association, as Collateral Trustee.

4.5
Pledge Agreement among ACCO Brands Corporation, certain other subsidiaries of ACCO Brands Corporation from time to time party hereto and U.S. Bank National Association, as Collateral Trustee, dated as of September 30, 2009.

4.6
Security Agreement among ACCO Brands Corporation, certain other subsidiaries of ACCO Brands Corporation from time to time party hereto and U.S. Bank National Association, as Collateral Trustee, dated as of September 30, 2009.

10.1
Syndicated Facility Agreement–ABL Revolving Facility, dated as of September 30, 2009, among the Company, certain direct and indirect subsidiaries of the Company party thereto, Deutsche Bank AG New York Branch, as administrative agent for the secured parties and in such capacity, a co-collateral agent, Bank of America, N.A., and General Electric Capital Corporation, as co-collateral agents, and the other agents and lenders named therein.

99.1	Press release dated September 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO BRANDS CORPORATION (Registrant)

Date: October 6, 2009	By:	/s/Steven Rubin
Name: Steven Rubin
Title: Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Indenture, dated as of September 30, 2009, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee.
4.2
Registration Rights Agreement, dated as of September 30, 2009, among the Company, the Guarantors named therein and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Banc of America Securities LLC, BMO Capital Markets Corp., SunTrust Robinson Humphrey, Inc., Barclays Capital Inc., CJS Securities, Inc. and Barrington Research Associates, Inc.

4.3
Intercreditor Agreement, dated as of September 30, 2009 among ACCO Brands Corporation, the other Grantors from time to time party hereto, Deutsche Bank AG New York Branch, as Collateral Agent under the Syndicated Facility Agreement—ABL Revolving Facility, and U.S. Bank National Association, as Collateral Trustee under the Senior Secured Notes Indenture.

4.4
Collateral Trust Agreement, dated as of September 30, 2009 among ACCO Brands Corporation, as Issuer, the Guarantors from time to time party hereto, U.S. Bank National Association, as Trustee under the Indenture, the other secured debt representatives from time to time party hereto and U.S. Bank National Association, as Collateral Trustee.

4.5
Pledge Agreement among ACCO Brands Corporation, certain other subsidiaries of ACCO Brands Corporation from time to time party hereto and U.S. Bank National Association, as Collateral Trustee, dated as of September 30, 2009.

4.6	Security Agreement among ACCO Brands Corporation, certain other subsidiaries of ACCO Brands Corporation from time to time party hereto and U.S. Bank National Association, as Collateral Trustee, dated as of September 30, 2009.

10.1
Syndicated Facility Agreement–ABL Revolving Facility, dated as of September 30, 2009, among the Company, certain direct and indirect subsidiaries of the Company party thereto, Deutsche Bank AG New York Branch, as administrative agent for the secured parties and in such capacity, a co-collateral agent, Bank of America, N.A., and General Electric Capital Corporation, as co-collateral agents, and the other agents and lenders named therein.

99.1	Press release dated September 30, 2009.